Exhibit 10.34

REIMBURSEMENT AGREEMENT

This REIMBURSEMENT AGREEMENT (this “Agreement”) is entered into as of October 11, 2005 by and between THE FIRST AMERICAN CORPORATION, a California corporation (“First American”), and FIRST ADVANTAGE CORPORATION, a Delaware corporation (“First Advantage”).

W I T N E S S E T H

WHEREAS, First Advantage is a majority-owned subsidiary of First American;

WHEREAS, certain employees of First Advantage participate in First American’s Executive Supplemental Benefit Plan or Management Supplemental Benefit Plan (either such plan is referred to herein as the “SERP” and First Advantage employees participating in such plans from time to time are referred to herein as the “SERP Participants”);

WHEREAS, First American annually accrues an expense in connection with each of the SERP Participants’ participation in the SERP, as calculated in accordance with Statement of Financial Accounting Standard 87 (“SFAS 87”; such expense, as calculated by First American under SFAS 87 or any successor accounting standard is referred to herein as a “SFAS 87 Expense”); and

WHEREAS, First Advantage has agreed to reimburse First American for the SFAS 87 Expense associated with each of the SERP Participants’ participation in the SERP that occurs from and after January 1, 2006.

NOW, THEREFORE, in consideration for the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I.

REIMBURSEMENT

1.1. Reimbursement. Upon written invoice by First American as provided below, First Advantage shall pay to First American an amount equal to the SFAS 87 Expense accrued by First American in connection with the SERP Participants’ participation in the SERP for the previous year, beginning with participation occurring from and after January 1, 2006.

1.2. Invoicing. First American shall invoice First Advantage annually for the SFAS 87 Expense, promptly following the determination of the amount thereof. The failure to give an invoice promptly shall not relieve First Advantage from its obligation to pay the SFAS 87 Expense. First Advantage shall pay the amount stated in the invoice within ten (10) business days of receipt of the invoice in U.S. dollars by bank check or wire transfer to an account designated by First American.

1.3. Verification of Reimbursement Amount. At the request of First Advantage, First American shall provide First Advantage with a copy of the information, including any actuarial information provided by third parties, utilized by First American to determine the invoiced SFAS 87 Expense. Each party agrees to attempt to resolve any disagreement regarding the invoiced amount through good faith discussions with the other party.

1.4. Subsequent Adjustments to SFAS 87 Expenses. If any SFAS 87 Expense is determined by First American, in its reasonable discretion, to have been erroneous at the time of the invoice thereof (whether First American makes such a determination in connection with a subsequent audit of its financial statements, as the result of First Advantage’s review and disagreement with the invoiced amount, or for any other reason), then First American shall notify First Advantage of the amount of the error and the party in whose favor the error was made shall promptly remit to the other party the amount required to correct the error. Neither interest nor penalties will be payable in connection with the correction of any such error.

ARTICLE II.

MISCELLANEOUS

2.1. Consent to Jurisdiction. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in the United States District Court for the Central District of California, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of any such Court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by any such Court. Each party irrevocably submits to the jurisdiction of any such Court in any such action, suit or proceeding.

2.2. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been delivered when delivered by hand or sent by facsimile (with receipt confirmed), or if delivered by courier shall be deemed given on the close of business on the second business day following the day when deposited with an overnight courier or the close of business on the fifth business day when deposited in the United States mail, postage prepaid, certified or registered addressed to the party at the address set forth below, with copies sent to the persons indicated:

(a) if to First American, to:

      The First American Corporation

      1 First American Way

      Santa Ana, California 92707

      Facsimile: (714) 800-3490

      Attention:     Parker S. Kennedy

                Kenneth D. DeGiorgio

(b) if to First Advantage, to:

      First Advantage Corporation

      One Progress Plaza, Suite 2400

      St. Petersburg, Florida 33701

      Facsimile: (727) 214-3401

      Attention:      John Long

        Anand Nallathambi

2.3. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

2.4. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by First American and First Advantage, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege.

2.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCLUSIVE OF CONFLICT OF LAWS PRINCIPLES.

2.6. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no assignment hereof shall be effective without the prior written consent of the non-assigning party. This Agreement shall not be enforceable by or inure to the benefit of any third party.

2.7. Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

2.8. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

2.9. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is invalid or unenforceable in any jurisdiction, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

2.10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

2.11. Headings. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE FIRST AMERICAN CORPORATION

By:
Name:
Title:

FIRST ADVANTAGE CORPORATION

By:
Name:
Title:

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Reimbursement Agreement